Exhibit 99.1


         JoS. A. Bank Clothiers' Second Quarter Earnings Per
             Share Increase 54%; Company Raises Full Year
                       Earnings Guidance Again


    HAMPSTEAD, Md.--(BUSINESS WIRE)--Sept. 6, 2005--JoS. A. Bank Clothiers, Inc. (Nasdaq National Market: "JOSB") announced net income of $5.3 million for the second quarter ended July 30, 2005, compared with net income of $3.4 million in the second quarter of the previous fiscal year. Earnings per share increased 54% to $0.37 in the second quarter, as compared with $0.24 in the second quarter of fiscal 2004, representing another record quarter of profitability. For the first half of fiscal 2005, net income increased to $12.1 million, as compared with $8.7 million in the first six months of fiscal 2004, and earnings per share rose 38% to $0.84, compared with $0.61 in the corresponding period of the previous fiscal year.
    "We are very pleased to report our Company's 16th consecutive quarter of record earnings, when compared with prior year periods," observed Robert N. Wildrick, Chief Executive Officer of JoS. A. Bank Clothiers, Inc. "Strong second quarter operating results were driven by an increase in comparable store sales, continued gross profit gains, strength in catalog and Internet sales, new product innovations, and our new store opening program," continued Mr. Wildrick. "Based on these strong results and the current business outlook, we are raising our earnings guidance for the second time for the year ending January 28, 2006 (fiscal 2005) to at least $2.15 to $2.19 per share, compared with $1.72 per share in fiscal 2004."
    "We opened 14 new stores during the six months ended July 30, 2005," continued Wildrick. "Our plans call for the opening of approximately 46 additional stores in over 20 states across the U.S. during the second half of fiscal 2005. We are optimistic about the opportunities in the second half of fiscal 2005 and we have invested in inventories of our core Fall products. Also, the Company's brand-building media campaign, which is a key element in positioning JoS. A. Bank as the premiere upscale menswear brand in the U.S., will be continued this Fall with a series of television and selective magazine advertisements."
    As previously reported, total sales for the second quarter ended July 30, 2005 increased 20.2% to $98.6 million, as compared with $82.0 million in the same prior year period. Comparable store sales increased 4.9% in the second quarter ended July 30, 2005, while combined catalog and Internet sales increased 23.4%. Total sales for the six months ended July 30, 2005 increased 20.6% to $195.2 million, as compared with $161.9 million in the comparable prior year period. Comparable store sales increased 4.5% in the six months ended July 30, 2005, while combined catalog and internet sales rose 24.9%.

    A conference call to discuss this earnings press release is scheduled for today, September 6, 2005, at 11:00 a.m. Eastern Time
(EDT). To participate in the call today, please dial (877) 209-0397, or (International) (612) 332-1025, at least five minutes before 11:00 a.m. EDT. A replay of the conference call will be available after 2:30 p.m. EDT today until 11:59 p.m. on September 12, 2005, by dialing
(USA) (800) 475-6701 or (International) (302) 365-3844. The access code for the replay will be 791286.

    All earnings per share amounts noted in this news release represent diluted earnings per share adjusted for two stock dividends that were distributed to stockholders in fiscal 2004. The fiscal 2004 earnings per share amounts included in this news release give effect to the restatement of the Company's financial statements to reflect the revision of the Company's historical practices of accounting for lease transactions as discussed in the Company's Annual Report on Form 10-K for the year ended January 29, 2005.
    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 291 stores in 38 states and the District of Columbia, a nationwide catalog, and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq National Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the market price of key raw materials such as wool and cotton, availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. Other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 29, 2005. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates, and assumes no obligation to update any of the forward-looking statements. These risks should be carefully reviewed before making any investment decision.


             JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
              Condensed Consolidated Statements of Income
                 (In thousands except per share data)
                              (Unaudited)

                        Three Months Ended        Six Months Ended
                      ----------------------- ------------------------
                        July 31,    July 30,    July 31,     July 30,
                          2004        2005        2004         2005
                      ------------- ----------------------- ----------
                      (As Restated)           (As Restated)

Net sales             $     81,994  $ 98,588  $    161,923  $ 195,163
Cost of goods sold          32,883    37,410        63,777     73,372
                      ------------- --------- ------------- ----------
Gross Profit                49,111    61,178        98,146    121,791
                      ------------- --------- ------------- ----------

Operating expenses:
  Sales and marketing       32,171    40,834        62,928     80,374
  General and
   administrative           10,253    10,840        18,837     20,019
  Store opening costs          269       107           500        219
                      ------------- --------- ------------- ----------
Total operating
 expenses                   42,693    51,781        82,265    100,612
                      ------------- --------- ------------- ----------

Operating income             6,418     9,397        15,881     21,179

Interest expense, net          433       341           914        665
                      ------------- --------- ------------- ----------

Income before
 provision for income
 taxes                       5,985     9,056        14,967     20,514
Provision for income
 taxes                       2,553     3,717         6,264      8,438
                      ------------- --------- ------------- ----------

Net income            $      3,432  $  5,339  $      8,703  $  12,076
                      ============= ========= ============= ==========

Earnings per share:
Net income per share:
   Basic              $       0.26  $   0.39  $       0.66  $    0.89
   Diluted            $       0.24  $   0.37  $       0.61  $    0.84
Weighted average
 shares outstanding:
   Basic                    13,330    13,568        13,288     13,520
   Diluted                  14,196    14,401        14,204     14,361


Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our Condensed Consolidated Unaudited Financial Statements (for the six month and quarterly periods ended July 31, 2004 and July 30, 2005) and do not include the Notes, which are considered an integral part thereof. The Company expects to file the Condensed Consolidated Unaudited Financial Statements in its Quarterly Report on Form 10-Q, on or about September 6, 2005. The foregoing unaudited financial information should be read in conjunction with the Company's Form 10-Q for the quarterly period ended July 30, 2005, as well as the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005.



             JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                            (In Thousands)
                              (Unaudited)

                                    January 29, 2005  July 30, 2005
                                    ---------------- ----------------

ASSETS
CURRENT ASSETS:
 Cash and cash equivalents          $         1,425  $         1,072
 Accounts receivable, net                     4,798            5,453
 Inventories:
   Raw materials                              8,550           11,646
   Finished goods                           119,143          160,608
                                    ---------------- ----------------
   Total inventories                        127,693          172,254
 Prepaid expenses and other
  current assets                             11,892           11,746
 Deferred income taxes                          893               --
                                    ---------------- ----------------
   Total current assets                     146,701          190,525
                                    ---------------- ----------------

NONCURRENT ASSETS:
 Property, plant and equipment, net          83,621           88,479
 Other noncurrent assets                      1,508              601
                                    ---------------- ----------------
     Total assets                   $       231,830  $       279,605
                                    ================ ================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

CURRENT LIABILITIES:
 Accounts payable                   $        40,133  $        57,694
 Accrued expenses                            37,505           32,181
 Current portion of long-term
  debt                                          917              938
 Deferred tax liability - current                --            6,963
                                    ---------------- ----------------
     Total current liabilities               78,555           97,776

NONCURRENT LIABILITIES:
 Long-term debt, net of current
  portion                                     5,942           18,467
 Noncurrent lease obligations                30,318           30,902
 Deferred tax liability - noncurrent          1,753            1,820
 Other noncurrent liabilities                   938              939
                                    ---------------- ----------------
     Total liabilities                      117,506          149,904
                                    ---------------- ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Common stock                                   124              126
 Additional paid-in capital                  67,594           70,893
 Retained earnings                           51,664           63,740
                                    ---------------- ----------------
                                            119,382          134,759
 Treasury stock                              (5,058)          (5,058 )
                                    ---------------- ----------------
     Total stockholders' equity             114,324          129,701
                                    ---------------- ----------------
     Total liabilities and
      stockholders' equity          $       231,830  $       279,605
                                    ================ ================


Note: The foregoing unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Unaudited Financial Statements (for the six month and quarterly periods ended July 31, 2004 and July 30, 2005) and do not include the Notes, which are considered an integral part thereof. The Company expects to file the Condensed Consolidated Unaudited Financial Statements in its Quarterly Report on Form 10-Q, on or about September 6, 2005. The foregoing unaudited financial information should be read in conjunction with the Company's Form 10-Q for the quarterly period ended July 30, 2005, as well as the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005.



             JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Cash Flows
                            (In Thousands)
                              (Unaudited)

                                                  Six Months Ended
                                               ----------------------
                                                 July 31,    July 30,
                                                   2004        2005
                                               ------------- --------
                                               (As Restated)
Cash flows from operating activities:
 Net income                                    $      8,703  $12,076
 Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
  Increase (decrease) in deferred income taxes         (771)  7,923
  Depreciation and amortization                       4,904    6,285
  Loss on disposals of plant and equipment               --       24
  Income tax benefit from exercise of stock
   options                                               --    2,702
  Net increase in operating working capital          (5,588) (30,629)
                                               ------------- --------

     Net cash provided by (used in) operating
      activities                                      7,248   (1,619 )
                                               ------------- --------

Cash flows from investing activities:
  Capital expenditures                               (9,404) (11,880)
  Proceeds from disposal of assets                      851       --
                                               ------------- --------

     Net cash used in investing activities           (8,553) (11,880)
                                               ------------- --------

Cash flows from financing activities:
  Borrowings under long-term Credit Agreement        44,173   42,379
  Repayments under long-term Credit Agreement       (41,760) (29,376)
  Repayment of other long-term debt                  (1,906)    (457)
  Net proceeds from issuance of common stock            707      600
                                               ------------- --------

     Net cash provided by financing activities        1,214   13,146
                                               ------------- --------

Net decrease in cash and cash equivalents               (91)    (353)

Cash and cash equivalents - beginning of
 period                                                 875    1,425
                                               ------------- --------

Cash and cash equivalents - end of period      $        784  $ 1,072
                                               ============= ========


Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our Condensed Consolidated Unaudited Financial Statements (for the six month and quarterly periods ended July 31, 2004 and July 30, 2005) and do not include the Notes, which are considered an integral part thereof. The Company expects to file the Condensed Consolidated Unaudited Financial Statements in its Quarterly Report on Form 10-Q, on or about September 6, 2005. The foregoing unaudited financial information should be read in conjunction with the Company's Form 10-Q for the quarterly period ended July 30, 2005, as well as the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005.




    CONTACT: JoS. A. Bank Clothiers, Inc.
             David E. Ullman, 410-239-5715
             or
             Investor Relations Counsel:
             RJ Falkner and Company, Inc.
             R. Jerry Falkner, 800-377-9893
             or
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com